CIRRUS LOGIC, INC. 2018 LONG TERM INCENTIVE PLAN
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
Holder’s Name:

Holder’s Address:

You (“Holder”) are hereby granted an award (this “Award”) of Restricted Stock Units, whereby each Restricted Stock Unit represents the right to receive one share of Common Stock of Cirrus Logic, Inc. following the applicable vesting date, subject to the terms and conditions of the Cirrus Logic, Inc. 2018 Long Term Incentive Plan (the “Plan”) and the related Restricted Stock Unit Agreement (the “RSU Agreement”), as set forth below. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan.

Grant Number:
Date of Grant:
Number of Restricted

Stock Units Granted:
Vesting Schedule:    Subject to your continuous service to the Company or its Affiliates from the Date of Grant through the applicable vesting date and the other terms and conditions set forth herein, the Restricted Stock Units granted pursuant to this Award will vest in accordance with the following schedule:

Shares	Vest Type	Vest Date

Expiration Date to Accept:    2 business days prior to vest date
Failure to execute and return the documents applicable to this Award before the Expiration Date to Accept set forth above will render this Award and the grant of the Restricted Stock Units invalid.
By your signature or electronic acceptance of this Notice of Grant and the signature of the Company’s representative below, you and the Company hereby acknowledge your acceptance of this Award of Restricted Stock Units granted on the Date of Grant indicated above, which has been issued under the terms and conditions of the Plan and the RSU Agreement. You further acknowledge receipt of a copy of the Plan and the RSU Agreement and agree to all of the terms and conditions of the Plan and the RSU Agreement, which are incorporated in this Award by reference.
HOLDER:                         CIRRUS LOGIC, INC.

_______________________________________        By:  ____________________________
Signature                         Name

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Printed Name

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Date